Exhibit 23.03

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Equity Incentive Plan, as amended through January 14, 2000, of our report dated October 27, 1997, with respect to the consolidated financial statements and schedule of Elantec Semiconductor, Inc. included in the Annual Report (Form 10-K) for the year ended September 30, 1999, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP

San Jose, California
February 23, 2000